UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 25, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Proxy Advisory Firm ISS Recommends ADP Shareholders Elect

Pershing Square’s Bill Ackman to ADP’s Board

New York, NY- October 25, 2017 //-Pershing Square Capital Management, L.P. (“Pershing Square”), announced today that Institutional Shareholder Services (“ISS”), a leading proxy advisory firm, recommends that ADP (NASDAQ: ADP) shareholders elect Pershing Square’s Bill Ackman at ADP’s annual meeting on November 7, 2017.

In recommending Bill Ackman, ISS notes:

“Dissident nominee Ackman would bring a strong understanding of the company, with the resources and analytical ability that his firm has demonstrated while digging deeply into ADP’s business, asking valid questions, presenting detailed data, and proposing solutions. His real estate background could also be helpful at this point in the company’s life cycle, given ADP’s ongoing initiatives to rationalize its footprint.”

“Given their prior board and professional experience, dissident nominees Hagen and Unruh also appear to be credible candidates who would be effective at driving change at the board level.”

“[T]he company’s lack of direct public response to two key issues raised by the dissident—how it will reverse market share loss among large customers and why its EBIT margin trails Paychex’s so widely—suggests that having a significant shareholder on the board could help ensure that the company is addressing those challenges and responding to them with sufficient urgency.”

Bill Ackman said, “We are pleased that ISS recognizes the serious issues and significant opportunities for improvement at ADP and recommends shareholders support my election to the Board.”

To vote for Pershing Square’s Nominees for ADP’s Transformation and ensure that Bill Ackman is elected to the board, shareholders should vote the GOLD Proxy Card or GOLD Voting Instruction Form.

THE ONLY WAY TO VOTE FOR BILL ACKMAN IS TO VOTE ON THE GOLD PROXY CARD OR VOTING INSTRUCTION FORM.

You can vote by Internet, telephone or by signing and dating the GOLD Proxy Card or Voting Instruction Form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from ADP. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (866) 342-1635.

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

Pershing Square has neither sought nor obtained consent from any third party (including ISS) to use previously published information in this press release.

About Pershing Square Capital Management, L.P.

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Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

This press release relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting of stockholders of ADP.

The information contained in this press release (the “Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This press release and the Information is not a recommendation or solicitation to buy or sell any securities.

The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in board composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein.

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